                                                                     Exhibit 21

                  BUILDING MATERIALS CORPORATION OF AMERICA
                             LIST OF SUBSIDIARIES


COMPANY                                      STATE OF INCORPORATION                   D/B/A
-------                                      ----------------------                   -----
Building Materials Corporation of America           Delaware               GAF Materials Corporation and
                                                                           Old American Products
U.S. Intec Holdings Inc.                            Delaware
  U.S. Intec Inc.                                   Texas                  Tri-Ply Corporation and
                                                                           Intec/Permaglas Corporation
  Exterior Technologies Corporation                 Texas
  Intec Marine Inc.                                 Texas
  USI Materials Inc.                                Delaware
GAF Leatherback Corp.                               Delaware
BMCA Insulation Products Inc.                       Delaware
BMC Warehousing Inc.                                Delaware
GAFTECH Corporation                                 Delaware
South Ponca Realty Corp.                            Delaware
GAF Real Properties Inc.                            Delaware
BMCA Receivables Corp.                              Delaware
TOPCOAT, Inc.                                       Delaware
GAF Kalamazoo Acquisition Corp.                     Delaware
GAF Materials Corporation (Canada)                  Delaware
Pequannock Valley Claim Service Company, Inc.       Delaware
LL Building Products Inc.                           Delaware
BMCA Goldsboro, Inc.                                Delaware
GAF Premium Products Inc.                           Delaware
  Wind Gap Real Property Acquisition Corp.          Delaware